                                                                  EXHIBIT 9(A)

                      FUND ADMINISTRATION SERVICING AGEEMENT

This Agreement is made and entered into on this         day of         , 1997,
by and between Berkeley Capital Management Funds, a Delaware Business Trust (the "Trust"), on behalf of Berkeley Capital Management Money Market Fund (hereinafter referred to as the "Fund") and Firstar Trust Company, a corporation organized under the laws of the State of Wisconsin (hereinafter referred to as "FTC").

WHEREAS, The Trust is an open-ended management investment company which is registered under the Investment Company Act of 1940, as amended (the "Act");

WHEREAS, FTC is a trust company and, among other things, is in the business of providing fund administration services for the benefit of its customers;

NOW, THEREFORE, the Trust on behalf of the Fund and FTC do mutually promise and agree as follows:

I.  Appointment of Administrator

    The Trust hereby appoints FTC as Administrator of the Trust and the Fund on the terms and conditions set forth in this Agreement, and FTC hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement in consideration of the compensation provided for herein.

II. Duties and Responsibilities of FTC

    A.   General Trust Management

         1.   Act as liaison among all Trust service providers

         2.   Coordinate timely Board communication by:

              a. Assisting Trust counsel in establishing Board and Board Committee meeting agendas, and preparing Board and Board Committee materials
              b. Preparing board reports based on financial and administrative data
              c.   Evaluating independent auditor
              d. Securing and monitoring fidelity bond and director and officers liability coverage, and making the necessary SEC filings relating thereto

         3.   Audits

              a. Prepare appropriate schedules and assist independent auditors

              b.   Provide information to SEC and facilitate audit process
              c.   Provide office facilities

         4.   Assist in overall operations of the Trust and the Fund

    B.   Compliance

         1.   Regulatory Compliance

              a. Periodically monitor compliance with applicable Investment Company Act of 1940 requirements, including

                   1)   Asset diversification tests
                   2)   Total return and SEC yield calculations
                   3)   Maintenance of books and records under Rule 31a-3
                   4)   Rule 2a7 compliance

              b. Periodically monitor Fund's compliance with the policies and investment limitations of the Fund as set forth in its prospectus and statement of additional information

         2.   Blue Sky Compliance

              a. Timely prepare and file with the appropriate state securities authorities any and all required compliance filings relating to the registration of the securities of the Trust so as to enable the Trust to make a continuous offering of its shares
              b.   Monitor status and maintain registrations in each state

         3.   SEC Registration and Reporting

              a. Assisting Trust's counsel in updating prospectus and statement of additional information; and in preparing proxy statements, and Rule 24f-2 notice,
              b.   Annual and semiannual reports

         4.   IRS Compliance

              a. Periodically monitor Fund's status as a regulated investment company under Subchapter M through review of the following:

                   1)   Asset diversification requirements
                   2)   Qualifying income requirements
                   3)   Distribution requirements

              b.   Monitor short short testing

              c. Calculate required distributions (including excise tax distributions)
              d.   Prepare and file state and federal tax returns

    C.   Financial Reporting

         1. Provide financial data required by Fund prospectus and statement of additional information
         2. Prepare financial reports for shareholders, the board, the SEC, and independent auditors

         3. Supervise the Trust's Custodian and Fund Accountants in the maintenance of the Trust's general ledger and in the preparation of the Trust's financial statements including oversight of expense accruals and payments, of the determination of net asset value of the Fund's net assets and of the Fund's shares, and of the declaration and payment of dividends and other distributions to shareholders

    D.   Tax Reporting

         1. Prepare and file on a timely basis appropriate federal and state tax returns including forms 1120/8610 with any necessary schedules

         2.   Prepare state income breakdowns where relevant

         3. File 1099 Miscellaneous for payments to directors and other service providers

         4.   Monitor wash losses

         5.   Calculate eligible dividend income for corporate shareholders

III. Compensation

    The Trust on behalf of the Fund agrees to pay FTC for performance of the duties listed in this Agreement and the fees and reasonable out-of-pocket expenses as set forth in the attached Schedule A.

    These fees may be changed from time to time, subject to mutual written Agreement between the Trust on behalf of the Fund and FTC.

    The Trust, on behalf of the Fund, agrees to pay all fees and reimbursable expenses within ten (10) business days following its receipt of the billing notice.

IV. Additional Series


    In the event that the Trust establishes one or more series of shares with respect to which it desires to have FTC render fund administration services, under the terms hereof, it shall so notify FTC in writing, and if FTC agrees in writing to provide such services, such series will be subject to the terms and conditions of this Agreement, and shall be maintained and accounted for by FTC on a discrete basis. The fund currently covered by this Agreement is: Berkeley Capital Management Money Market Fund.


V.  Performance of Service; Limitation of Liability


         A. FTC shall exercise reasonable care in the performance of its duties under this Agreement and shall comply in all material respects with all applicable laws and regulations. FTC shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust or the Fund in connection with matters to which this Agreement relates, including losses resulting from mechanical breakdowns or the failure of communication or power supplies beyond FTC's control, except a loss resulting from FTC's refusal or failure to comply with the terms of this Agreement or from bad faith, negligence, or willful misconduct on its part in the performance or non-performance of its duties under this Agreement. Notwithstanding any other provision of this Agreement, the Trust shall indemnify and hold harmless FTC from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees ("Losses") which FTC may sustain or incur or which may be asserted against FTC by any person arising out of any action taken or omitted to be taken by it in performing the services hereunder, and against any and all Losses resulting from FTC's reasonable and good faith reliance upon any written or oral instruction provided to FTC by any duly authorized officer of the Trust, such duly authorized officer to be included in a list of authorized officers furnished to FTC and as amended from time to time in writing by resolution of the Board of Directors of the Trust; provided that this indemnification provision shall not apply to any claim, demand, loss, expense, or liability that is a result of FTC's willful misfeasance, bad faith, or negligence in the performance of its duties hereunder, or FTC's reckless disregard of its obligations and duties under this Agreement.



         In the event of a mechanical breakdown or failure of communication or power supplies beyond its control, FTC shall promptly take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond FTC's control. FTC will make every reasonable effort promptly to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of FTC. FTC agrees that it shall, at all times, have reasonable contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of the Trust shall be entitled to inspect FTC's premises and operating capabilities at any time during regular business hours of FTC, upon reasonable notice to FTC.

         Regardless of the above, FTC reserves the right to reprocess and correct administrative errors at its own expense; provided that FTC provides notice to the Trust of all such errors, other than de minimus errors, and its intent to reprocess and correct such errors, and the Trust provides its prior approval in writing.

         B. In order that the indemnification provisions contained in this section shall apply, it is understood that if in any case a party to this Agreement (the "Indemnifying Party") may be asked to indemnify or hold the other party (the "Indemnified Party") harmless, the Indemnifying Party shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the Indemnified Party will use all reasonable care to notify the Indemnifying Party promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Indemnifying Party. The Indemnifying Party shall have the option to defend the Indemnifying Party against any claim which may be the subject of this indemnification. In the event that the Indemnifying Party so elects, it will so notify the Indemnified Party and thereupon the Indemnifying Party shall take over complete defense of the claim, and the Indemnified Party shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section. The Indemnified Party shall in no case confess any claim or make any compromise in any case in which the Indemnifying Party will be asked to indemnify the Indemnified Party except with the Indemnifying Party's prior written consent.



         C. FTC shall indemnify and hold the Trust and the Fund, and the Trust's trustees, officers, and agents, harmless from and against any and all Losses which the Trust or the Fund may sustain or incur or which may be asserted against the Trust or the Fund by any person arising out of any action taken or omitted to be taken by FTC as a result of FTC's refusal or failure to comply with the terms of this Agreement, its bad faith, negligence, willful misconduct, or violation of applicable laws or regulations.


VI.  Confidentiality

     FTC shall handle, in confidence, all information relating to the Trust's and the Fund's business which is received by FTC during the course of rendering any service hereunder.

VII. Data Necessary to Perform Service

     The Trust or its agent, which may be FTC, shall furnish to FTC the data necessary to perform the services described herein at times and in such form as mutually agreed upon.

VIII.    Terms of Agreement

     This Agreement shall become effective as of the date hereof and, unless sooner terminated as provided herein, shall continue automatically in effect for successive annual periods. The Agreement may be terminated by either party upon giving ninety (90) days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties.

IX.  Duties in the Event of Termination

     In the event that, in connection with termination, a successor to any of FTC's duties or responsibilities hereunder is designated by the Trust by written notice to FTC, FTC will promptly, upon such termination and at the expense of the Trust, transfer to such successor all relevant books, records, correspondence, and other data established or maintained by FTC under this Agreement in a form reasonably acceptable to the Trust (if such form differs from the form in which FTC has maintained, the Trust shall pay any expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from FTC's personnel in the establishment of books, records, and other data by such successor.

X.   Choice of Law


     This Agreement shall be construed in accordance with the laws of the State of California. FTC hereby consents to the exclusive jurisdiction, venue, and forum of any state or federal court in San Francisco, California with respect to any action, whether commenced by the Trust or any other party, which, in whole or in part, in any way arises under or relates to this Agreement. FTC hereby authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this paragraph by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices as set forth in this Agreement, or in the manner set forth in
     Section XI of this Agreement for the giving of notice.


XI.  Notices

     Notices of any kind to be given by either party to the other party shall be in writing and shall be duly given if mailed or delivered to FTC at __________________ or to the Trust or the Fund at 650 California Street, Suite 2800, San Francisco, California 94108 or sent by facsimile transmission to FTC at __________________________ or to the Trust or the Fund at (415)249-0553.

XII. Records


     FTC shall keep records relating to the services to be performed hereunder, in the form and manner, and for such period as it may deem advisable and is agreeable to the Trust but not inconsistent with the rules and regulations of appropriate government authorities, in particular, Section 31 of the Investment Company Act of 1940 as amended (the "Investment Company Act"), and the rules thereunder. FTC agrees that all such records prepared or maintained by FTC relating to the services to be performed by FTC hereunder are the property of the Trust and will be preserved, maintained, and made available with such section and rules of the Investment Company Act and will be promptly surrendered to the Trust on and in accordance with its request.


XIII.Notice of Declaration of Trust.

     FTC agrees that the Trust's obligations under this Agreement shall be limited to the Fund and its assets, and that FTC shall not seek satisfaction of any such obligation from the shareholders of the Trust nor from any Trustee, officer, employee, or agent of the Trust.

XIV. Compliance with Applicable Law.

     FTC represents, warrants, and covenants that it will comply in all material respects with all applicable laws and regulations, including but not limited to the Investment Company Act of 1940, as amended, and the rules and regulations thereunder, in performing its duties under this Agreement.

XV.  Attorneys' Fees

     If any party to this Agreement seeks to enforce its rights under this Agreement or construe any provision of this Agreement by legal proceedings or otherwise, the non-prevailing party in such proceedings shall pay all reasonable costs and expenses incurred by the prevailing party (who shall be the party who obtains substantially the relief sought by such party, whether by settlement, compromise, or judgment), including without limitation court costs and all reasonable attorneys' fees.




     BERKELEY CAPITAL MANAGEMENT  FIRSTAR TRUST COMPANY
       FUNDS

     By:                                By:
        -------------------------          ----------------------------
         Deborah A. Kemper
         President and
         Principal Executive Officer

     Attest:                        Attest:
              ---------------------         ----------------------------

                                                                       EXHIBIT A


                    BERKELEY CAPITAL MANAGEMENT MONEY MARKET FUND

                      FUND ADMINISTRATION AND COMPLIANCE SERVICE
                            MONEY MARKET FUND FEE SCHEDULE



              Fund Administration Annual Fee (based upon fund assets)
                   $80,000 up to $500 million
                   3 basis points on the balance

              Plus out-of-pocket expenses, including but not limited to:
                   Postage
                   Programming
                   Stationery
                   Proxies
                   Retention of records
                   Special reports
                   Federal and state regulatory filing fees
                   Certain insurance premiums
                   Expenses from board of directors meetings
                   Auditing and legal expenses
                   All other out-of-pocket expenses

              Fees are billed monthly